UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PROVECTUS BIOPHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

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7327 Oak Ridge Highway Knoxville, TN 37931 phone 866/594-5999 fax 866/998-0005

SUPPLEMENT NO. 1 TO THE PROXY STATEMENT, DATED NOVEMBER 2, 2016,

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 28, 2016

Explanatory Note

This Supplement No. 1 (this “Supplement”) supplements the definitive proxy statement filed on Schedule 14A by Provectus Biopharmaceuticals, Inc. (“Provectus”, “Company”, “we,” “our” or “us”) on November 2, 2016 (the “Proxy Statement”) in connection with the special meeting of Stockholders (the “Special Meeting”) of Provectus, to be held on Monday, November 28, 2016 at 9:00 a.m. Eastern Standard Time at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, located at 265 Brookview Centre Way, Suite 600, Knoxville, TN 37919.

The purpose of this Supplement is to provide additional information about the proposals that stockholders have been asked to approve, as further described in the Proxy Statement, and in response to questions received by the Company in connection with its recent earnings call. This Supplement should be considered together with the Proxy Statement in casting your vote by proxy or at the Special Meeting. To the extent any information provided by the Company either in writing or verbally, including in the Proxy Statement, differs from or conflicts with the information in this Supplement, the information in this Supplement supersedes such other different or conflicting information. Capitalized terms used but not otherwise defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

This Supplement will not be mailed to stockholders, but will be posted on https://www.pvct.com/secfilings.html and http://www.sec.gov.

PLEASE READ THIS SUPPLEMENT CAREFULLY BEFORE YOU CAST YOUR VOTE AT THE SPECIAL MEETING.

General Information about the Special Meeting

The Special Meeting is being held for the following two purposes:

1.	To approve and adopt an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of common stock, par value $.001 per share (“common stock”), that we are authorized to issue from 400,000,000 to 1,000,000,000 shares; and

2.	To authorize our board of directors (the “Board of Directors”) to amend our Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio of between 1-for-10 and 1-for-50, such ratio to be determined by our Board of Directors in its discretion (the “Reverse Stock Split”).

Stockholders also may transact any other business that properly comes before the Special Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY APPROVED PROPOSALS 1 AND 2 AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 AND 2.

Voting

Only stockholders of record as of the close of business on October 17, 2016 are entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

If you complete and properly sign the proxy card enclosed in the Proxy Statement and return it to us, the proxy holders named on the proxy card will vote your shares as you direct. If you are a registered stockholder and attend the Special Meeting, you may deliver your completed proxy card or vote in person at the Special Meeting. If you hold your shares in a brokerage account or in “street name” and you wish to vote at the Special Meeting, you will need to obtain a proxy from the broker or other nominee who holds your shares.

Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary either a notice of revocation or a duly executed proxy card bearing a later date. If you are a “street name” stockholder, you must contact your broker or other nominee and follow its instructions if you wish to change your vote. The powers of the proxy holders will be suspended if you attend the Special Meeting in person and so request, although your attendance at the Special Meeting will not by itself revoke a previously granted proxy.

If you have any questions or require assistance in voting your shares of common stock, please call:

Morrow Sodali

470 West Avenue – 3rd Floor

Stamford, CT 06902

Banks and Brokerage Firms, please call (203) 658-9400

Stockholders, please call toll free (800) 461-0945

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

What are the purposes of the Special Meeting?

At the Special Meeting, stockholders will act upon the following matters:

PROPOSAL 1. To approve and adopt an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of common stock that we are authorized to issue from 400,000,000 to 1,000,000,000 shares.

PROPOSAL 2. To authorize our Board of Directors to amend our Certificate of Incorporation, as amended, to effect the Reverse Stock Split of our common stock at a ratio of between 1-for-10 and 1-for-50, such ratio to be determined by our Board of Directors in its discretion.

Stockholders also will transact any other business not known or determined at the time of this proxy solicitation which properly comes before the Special Meeting, although our Board of Directors knows of no such other business to be presented.

What will happen if Proposal 1 is approved?

If Proposal 1 is approved at the Special Meeting, our Certificate of Incorporation will be amended to increase the number of shares of common stock that we are authorized to issue from 400,000,000 to 1,000,000,000 shares. As of September 26, 2016, the total shares of common stock issued and outstanding and reserved for issuance pursuant to outstanding warrants and options equaled 355,104,037. Accordingly, this amendment to increase our authorized shares is necessary in order for us to issue common stock and to fulfill our contractual obligations, as more fully described below.

How will the approval of Proposal 1 affect our proposed Rights Offering?

On October 5, 2016, we filed a registration statement on Form S-1 (as amended on November 1, 2016) with the SEC to issue subscription rights to our existing common stockholders to purchase units consisting of shares of common stock and warrants to purchase shares of common stock (the “Rights Offering”). We are seeking to raise up to $21 million in gross proceeds from the Rights Offering. If we sell all of the units subject to the Rights Offering, we anticipate having sufficient cash on hand to fund all of our research and development and other capital needs through 2017.

With the adoption of Proposal 1, we anticipate having a sufficient number of shares of common stock available to undertake the Rights Offering.

There is no assurance that the registration statement with respect to the Rights Offering will be declared effective, that the Rights Offering will be successful, that we will issue any units, or common stock or warrants comprising the units or that gross proceeds from the Rights Offering will be sufficient to fund or research and development and other capital needs. This Proxy Statement does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities.

Does management receive any compensation or other benefit or are there any related party transactions of which stockholders should be aware in connection with the proposals or the Rights Offering?

No, management will receive no benefit from adoption of the proposals or in connection with the Rights Offering. The shares of common stock owned by management will be subject to the Reverse Stock Split just the same as the other stockholders. Moreover, management intends to participate in the Rights Offering, and will do so on the same terms as all of the other stockholders.

How will the approval of Proposal 1 affect our August 2016 Preferred Stock and Warrant Offering?

As described in the Proxy Statement, on August 30, 2016, we closed a public offering of Series B Convertible Preferred Stock and warrants to purchase common stock (the “August 2016 Preferred Stock and Warrant Offering”). The adoption of Proposal 1 will allow us to comply with the terms of the Series B Convertible Preferred Stock and warrants issued in the August 2016 Preferred Stock and Warrant Offering by authorizing sufficient shares of our common stock to be available for issuance to satisfy the price protection provisions of the Series B Convertible Preferred Stock and warrants issued in the August 2016 Preferred Stock and Warrant Offering.

Will the approval of Proposal 1 dilute our current stockholders?

If Proposal 1 is approved, the number of shares of common stock that we are authorized to issue will be increased from 400,000,000 to 1,000,000,000 shares. However, the approval of Proposal 1 will NOT dilute current stockholders or affect the number of shares outstanding; it will merely provide us with the necessary flexibility to raise additional capital using equity securities, if and when such opportunities may arise. A stockholder owning 35,000 shares of common stock prior to the amendment of our Certificate of Incorporation will continue to own 35,000 shares of common stock following such amendment. However, current stockholders may be diluted in the Rights Offering or other equity capital raises, to the extent such stockholder does not participate on a pro rata basis.

What will happen if Proposal 2 is approved?

If Proposal 2 is approved at the Special Meeting, our Certificate of Incorporation will be amended to effect the Reverse Stock Split of our issued and outstanding shares of common stock at a ratio between 1-for-10 and 1-for-50, effective upon a date on or prior to December 31, 2016, on a date and at a ratio to be determined by our Board of Directors.

How will the approval of Proposal 2 affect the number of common shares we have outstanding?

The Reverse Stock Split will have the effect of decreasing the number of shares of our common stock outstanding because, upon effectiveness of the amendment to our Certificate of Incorporation effecting the Reverse Stock Split, the shares of our common stock outstanding will be combined into a lesser number of shares such that one share of our common stock will be issued for a to-be-specified number of shares, which number shall be equal to or greater than 10 and equal to or less than 50, of outstanding shares of our common stock. The exact ratio will be determined by our Board of Directors prior to the effective time of such amendment.

For example, if we had 350 million shares of common stock outstanding at a price of $0.05 per share and effect a 35-for-1 Reverse Stock Split, immediately following the Reverse Stock Split we would have 10 million shares outstanding and each share would be worth $1.75. If a stockholder holds 35,000 shares before the Reverse Stock Split, at a price of $0.05 per share it would be valued at an aggregate of $1,750. Immediately following the Reverse Stock Split, that stockholder would hold 1,000 shares at a price of $1.75 per share, also valued at an aggregate of $1,750.

How will the approval of Proposal 2 affect our listing on the New York Stock Exchange?

We anticipate that approval of Proposal 2 would allow us to comply with the continued listing standards of NYSE MKT. Specifically, on October 13, 2016, we received a delisting notice from NYSE MKT related to our common stock price since our shares of common stock have traded below $0.06 per share, which is below the minimum price per share set by NYSE MKT. We have appealed the NYSE MKT decision to commence delisting procedures. If Proposal 2 is approved, we will be able to affect the Reverse Stock Split, which will allow us to increase the price per share of our common stock above the minimum price per share set by NYSE MKT. We are hopeful that effecting the Reverse Stock Split will favorably impact our appeal, but there is no assurance that the NYSE MKT will grant our appeal.

The delisting of our stock from the NYSE MKT may adversely affect our ability to, among other things, raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of institutional investor interest and the potential loss of business development opportunities.

How will the approval of Proposal 2 affect our proposed Rights Offering?

With the adoption of Proposal 2, we anticipate having a sufficient number of shares of common stock available to undertake the Rights Offering. Additionally, we intend to apply to list the common stock and warrants included as part of the units being offered in the Rights Offering with the NYSE MKT. The NYSE MKT has advised us that NYSE MKT has a minimum price requirement of $0.20 to admit a new warrant for trading on the NYSE MKT. If Proposal 2 is approved and effectuated, we believe that the price of our common stock will increase to an amount such that will allow us to maintain our listing on the NYSE MKT and that our warrants will be priced in excess of the $0.20 minimum price required by NYSE MKT for listing the warrants. There can be no assurance, however, that the price of our common stock will meet the minimum listing standards or that the warrants will meet the minimum listing price of $0.20 to be accepted for listing on NYSE MKT or that a sufficient number of subscription rights will be exercised so that the common stock and warrants will meet the minimum listing criteria to be accepted for listing on NYSE MKT. In addition, if the common stock and warrants are not accepted for listing on the NYSE MKT, we may need to make filings and obtain approval from certain state regulators for the issuance of the common stock and warrants, which could delay and increase the costs of the Rights Offering, and possibly make the Rights Offering unavailable in certain states.

What happens if Proposal 1 is approved and Proposal 2 is NOT approved?

If Proposal 2 is not approved, we believe our common stock and warrants will be delisted from the NYSE MKT and the common stock and warrants to be issued in the Rights Offering will not be listed on the NYSE MKT. Consequently, we expect the price of our common stock and warrants to be negatively impacted.

What will happen if Proposal 1 is NOT approved and Proposal 2 is approved?

If Proposal 1 is not approved at the Special Meeting, our Certificate of Incorporation limits us to issuing only 400,000,000 shares of common stock. In order to comply with the terms of the Series B Convertible Preferred Stock and warrants issued in the August 2016 Preferred Stock and Warrant Offering, we will need to effect the Reverse Stock Split to decrease the number of shares of our common stock outstanding to stay below the maximum number of shares specified by our Certificate of Incorporation.

What will happen if Proposal 1 and Proposal 2 are BOTH approved?

If Proposal 1 and Proposal 2 are both approved at the Special Meeting, our Board of Directors will first amend the Certificate of Incorporation to increase the number of authorized shares of common stock. The Board will then determine whether to affect the Reverse Stock Split in order to allow us to comply with the continued listing standards of NYSE MKT.

What should a stockholder do if they did not receive a proxy statement?

If a stockholder did not receive the Proxy Statement, it is available on the Company’s website: http://provectusbio.com/annual-reports. You should also call Morrow Sodali at (800) 461-0945 in order to receive further information on how to vote and any other questions you may have.

OUR BOARD OF DIRECTORS UNANIMOUSLY APPROVED PROPOSALS 1 AND 2

AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 AND 2